UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

TRACON Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive

Suite 800

San Diego, CA 92122

(858) 550-0780

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2021

This proxy statement supplement (this “Supplement”), dated May 25, 2021, supplements the definitive proxy statement (the “Proxy Statement”) filed by TRACON Pharmaceuticals, Inc. (the “Company”, “TRACON”, “we”, “our” or “us”)) with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2021, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2021 Annual Meeting of Stockholders to be held at 8:00 AM local time at the Company’s corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 (the “Annual Meeting”). The purpose of this Supplement is to provide clarifying information with respect to Proposal 4 contained in the Proxy Statement as it relates to certain grant limits in the 2015 Equity Incentive Plan (the “2015 EIP”).

Explanatory Note

This Supplement is being filed with the SEC and is being made available to our stockholders on or about May 25, 2021. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record as of the close of business on April 20, 2021 are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. This Supplement clarifies information contained in the Proxy Statement and should only be read in conjunction with the Proxy Statement.

Supplement to Proposal 4

Proposal 4 relates to the approval of an amendment to our 2015 EIP. Our description of the 2015 EIP in Proposal 4 of the Proxy Statement makes reference to the following limitations for certain awards we may make under the terms of the 2015 EIP. This description was, and is, qualified by reference to the full text of the 2015 EIP, as proposed to be amended, which is attached as Appendix A to the Proxy Statement:

“No person may be granted stock awards covering more than 25,839 shares of our common stock under our 2015 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 25,839 shares of our common stock or a performance cash award having a maximum value in excess of $1,000,000.”

These limitations were originally included in the 2015 EIP in connection with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), which limits the deductibility to the Company of compensation paid to certain covered employees to $1,000,000 per year. Section 162(m) historically provided an exception to the deductibility limitation for qualifying performance-based compensation.

However, as a result of the Tax Cuts and Jobs Act, effective January 1, 2018, the performance-based compensation exception under Section 162(m) has generally been eliminated (other than with respect to certain compensation payable under a written binding contract that was in effect on November 2, 2017). As a result, Section 162(m) no longer operates as a limit to the 2015 EIP and, therefore, by the terms of the 2015 EIP, the award limits mentioned above do not currently apply, unless and until Section 162(m) is further modified to reinstate the performance-based compensation exception.

In addition, as described in the 2015 EIP that is attached as Appendix A to the Proxy Statement, the 2015 EIP allows grants in excess of certain of the award limits described above, provided that the compensation attributable to the exercise of such additional awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional awards are approved by the Company’s stockholders.  Accordingly, as described in the 2015 EIP that is attached as Appendix A to the Proxy Statement, the Company may issue awards in excess of the awards limits and forego the availability of the performance-based compensation exception to the deduction limitation under Section 162(m).

Voting

Our stockholders should note the following:

•	We will not make available or distribute, and our stockholders do not need to sign, new proxy cards or submit new voting instructions.
•	Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect, and will be voted as directed.
•

If a stockholder has already submitted a proxy card or voting instructions, such stockholder does not need to resubmit its proxy card or voting instructions with different directions, unless such stockholder wishes to change any previously cast votes. Each stockholder may revoke or change his, her or its vote at any time before the applicable proxy has been exercised by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company, by submitting another timely, later-dated vote by telephone or Internet or by giving notice of revocation to us at the Annual Meeting.

•	We have the right and ability to submit or amend the content of our proposals at any time prior to the Annual Meeting.

Each stockholder’s vote regarding the proposals is important. We ask that our stockholders vote on the proposals described in the Proxy Statement, which is available at https://materials.proxyvote.com/89237H.